UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 27, 2012 (October 7, 2011)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (“Amendment  No. 2”) amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission by BreitBurn Energy Partners L.P. (the “Partnership”) on October 7, 2011 in connection with an acquisition completed by its wholly owned subsidiary, BreitBurn Operating L.P. (“BreitBurn Operating”).

On October 7, 2011, the Partnership filed a Current Report on Form 8-K in connection with its completion of an acquisition of certain assets (the “Cabot Assets”) from Cabot Oil & Gas Corporation.

The Current Report on Form 8-K filed October 7, 2011 is being amended by this Amendment No. 2 to update the unaudited statements of revenue and direct operating expenses for the Cabot Assets for the nine months ended September 30, 2011 and 2010 and the pro forma statement of operations with respect to the Cabot Acquisition for the nine months ended September 30, 2011. No other amendments to the Form 8-K filed on October 7, 2011 are being made by this Amendment No. 2.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited statements of revenue and direct operating expenses for the Cabot Assets for the nine months ended September 30, 2011 and 2010, and the related notes thereto, are attached hereto as Exhibit 99.1.

(b) Pro forma financial information.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2011 and the related notes thereto, which give effect to the Cabot Acquisition, are attached hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Unaudited statements of revenue and direct operating expenses for the Cabot Assets for the nine months ended September 30, 2011 and 2010, and the related notes thereto.
99.2	Unaudited pro forma combined statement of operations for the nine months ended September 30, 2011 and the related notes thereto, which give effect to the Cabot Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: March 27, 2012	By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer